Exhibit 99.2


Letter of Resignation received July 24, 2003:

Pursuant to your June 10th disclosure regarding my position with the merged company and our subsequent discussions, my last day as an employee and officer of ePHONE Telecom, Inc and it's subsidiary, ePHONE Telecom Canada is Friday, August 1, 2003.

This includes the officer positions of Chief Financial Officer, Vice President Corporate Affairs, Secretary of the Corporation and President and Secretary of ePHONE Canada.

Good luck with your merged company.

Charlie Rodriguez






Letter of Resignation received July 30, 2003:

Pursuant to our telephone conversation, please consider this as my resignation from the Board of Directors of ePHONE Telecom, Inc. and its subsidiary, ePHONE Canada, Inc, effective August 1, 2003.

Best wishes on your new merged company.

Charlie Rodriguez